Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-194836) pertaining to the Continental Building Products, Inc. 2014 Stock Incentive Plan and the Registration Statement on Form S-3 (Form S-3 No. 333-202400) of our report dated February 23, 2016, with respect to the consolidated financial statements of Continental Building Products, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

McLean, Virginia
February 23, 2016